Exhibit 10 (l)


   SCHERING-PLOUGH CORPORATION EXECUTIVE LIFE INSURANCE PLAN
                  SPLIT DOLLAR AGREEMENT


1.  Purposes of Agreement

     THIS AGREEMENT is made, effective              , between
Schering-Plough Corporation (the "Corporation") and
__________________________ , an employee of a directly or
indirectly wholly-owned subsidiary of the Corporation (the
"Employee").

     WHEREAS, the Employee is insured under Policy Number _______
(the "Policy") issued by Metropolitan Life Insurance Company
("Metropolitan"); and

     WHEREAS, the owner of the Policy (the "Owner") shall be the Employee or the person or other entity to whom the Employee assigns the Policy pursuant to Section 5; and

     WHEREAS, the Corporation is willing to assist in the payment of premiums under the Policy by making advances to the Employee as provided in this Agreement; and

     WHEREAS, The Employee has agreed to assign an interest in the Policy to the Corporation as collateral security for such advances, at the time of the first premium advance, on a form of agreement approved by Metropolitan (the
"Collateral Assignment Agreement");

     NOW, THEREFORE, in consideration of the mutual covenants and agreements described below, the Corporation and the Employee hereby agree as follows:

2.   Payment of Premiums

By the Employee: The Employee's share of the annual premium for the Policy while this agreement is in effect will be an amount equal to the imputed income attributable to the employee death benefit. The imputed income amount will be determined in accordance with Federal income tax law, regulations or rulings applicable to split dollar plans.

By the Corporation: The Corporation shall pay the balance of premiums on the Policy until the termination of this Agreement under Section 6. The Corporation may increase or decrease the scheduled premium for any year after the first year. Each premium for the Policy following execution of this Agreement will be transferred by the Corporation to the appropriate Metropolitan account within 31 days following the anniversary date of the Policy.

The premium payment period and the Program Maturity Age, as defined hereinbelow in Section 6(b), may also be changed by the Corporation to the extent necessary to maintain compliance of the Policy with the applicable sections of the Internal Revenue Code (currently Sections 7702 and 7702A) and the regulations thereunder.

3.   Policy Beneficiary Designation

The right to designate and change the beneficiary of the Policy and to elect an optional mode of settlement is reserved to the person who would be the Owner of the Policy in the absence of the Collateral Assignment Agreement. Such Policy Owner shall have the right to designate and change the beneficiaries and contingent beneficiaries and to elect an optional mode of settlement subject to the interest of the Corporation as Assignee under the Collateral Assignment Agreement. The Corporation will make the Policy available to the Owner if required for endorsement of a change of beneficiary.

4.	Payment of Policy Proceeds in Event of Death of Employee

If the Employee (and the second insured if the Policy is a Second-to-Die Policy) dies while the Policy and this Agreement are in force, the proceeds of the Policy will be payable as follows:

(a) An amount shall be payable to the Corporation equal to the aggregate amount of the advances made by the Corporation pursuant to this Agreement. The
Corporation may request and/or Metropolitan may be required to provide a Policy death benefit in excess of specified benefit requirements in order to maintain compliance of the Policy with the applicable sections of the Internal Revenue Code (currently Sections 7702 and 7702A) and the regulations thereunder. In such event, any excess death benefits shall be payable to the Corporation less any outstanding Policy loans received by the Corporation prior to the Employee's death.

(b) The balance of the proceeds in excess of the amount payable to the Corporation under (a) above shall be payable to the beneficiary of the Policy.

5.   Corporation's Exercise of Rights as Assignee

The Corporation, during the lifetime of the Employee and prior to the termination of this Agreement, may exercise any of its rights as Assignee of the Policy without the consent of the Employee. If a Policy loan is taken by the Corporation, it shall be responsible for the interest thereon and shall pay such interest as it becomes due.

Subject to the Corporation's rights as Assignee, the Owner retains all rights as Owner of the Policy, including the right of assignment. The Owner agrees not to withdraw, surrender, borrow against, or pledge as security for a loan any portion of the Policy cash value while this Agreement is in effect.

6.   Termination of Agreement

This Agreement shall terminate if any of the following takes place:

(a) Termination of the Employee's employment prior to the Employee's becoming eligible for disability benefits or an early or normal retirement benefit under any respective disability plan or qualified pension plan maintained by the Corporation or its subsidiaries;

(b) The later of the Employee's attainment of (i) age 65, or (ii) the fifteenth anniversary of the Policy issue date (the "Program Maturity Age");

(c) Demotion of the Employee to a position which is not part of the group of employees eligible to participate in the Corporation's Executive Life Insurance Plan as such eligibility is determined by the Corporation;

(d)  The bankruptcy of the Corporation;

(e)  The failure of the Corporation to pay the premium under
Section 2 of this Agreement;

(f) Payment to the Corporation by the Employee of the aggregate amount of the advances made by the Corporation pursuant to this Agreement;

(g)  Termination of this Agreement pursuant to Section 8(c);
or

(h) The death of the Employee (and the second insured if the Policy is a Second-to-Die policy).

In the event of the termination of this Agreement, the aggregate of the advances made by the Corporation pursuant to this Agreement less any outstanding Policy loans received by the Corporation prior to such termination (or, if less, the net cash value in the Policy), shall become due and payable to the Corporation. Upon payment of such amount, whether from the Policy, the Employee, or whatever other source, the Corporation shall execute a release of the Collateral Assignment Agreement and deliver such release and the Policy to the Owner.

7.   Insurer Not a Party

Metropolitan shall not be deemed to be a party to this Agreement for any purpose nor shall it be deemed in any way to be responsible for its validity. Metropolitan shall not be obligated to inquire as to the distribution or application of any monies payable or paid by it under the Policy, and payments or other performance of its contract obligations in accordance with the terms of the Policy shall fully discharge Metropolitan from any and all liability under the Policy.

8.   Amendment and Assignment of Agreement

(a) This Agreement shall not be modified or amended except in writing signed by the parties hereto.

(b) This Agreement is binding upon the heirs, administrators or assigns of each party.

(c) This Agreement may be terminated by either party by 30 day's written notice to the other.

9.   State Law

This Agreement shall be subject to and construed in accordance with the laws of the State of New Jersey.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



SCHERING-PLOUGH CORPORATION             Employee


By:__________________________           _________________________

                                        Witness:


                                        _________________________









COLLATERAL ASSIGNMENT AGREEMENT


A. For value received, the undersigned (the "Policyowner"), as owner of Policy Number _________ (the "Policy") issued by Metropolitan Life Insurance Company (the "Insurer"), hereby assigns, sets over and transfers the Policy to Schering-
Plough Corporation, a corporation organized under the laws of the State of New Jersey (the "Assignee"), as collateral security for those liabilities as may arise under the terms of the Split Dollar Agreement between the Policyowner (or its assignor) and the Assignee dated as of April 28, 1993 (the "Split Dollar Agreement"), subject to the terms and conditions in the Policy and to all superior liens, if any, which the Insurer has or may have against the Policy.

B. The collateral assignment being made pursuant to this Agreement is solely for the purpose of assuring the Assignee of payment of the liabilities under the terms of the Split
Dollar Agreement.

C. The Policyowner and the Assignee expressly agree, without detracting from the generality of the foregoing, that the following rights are included in this assignment and pass to the Assignee by virtue hereof:

     1. The sole right to collect the net proceeds of the Policy from the Insurer when the Policy becomes a claim by death or maturity.

     2. The sole right to surrender the Policy and receive the cash surrender value thereof pursuant to the policy provisions.

     3. The sole right to obtain one or more loans or advances on the Policy, and to pledge or assign the Policy as security for such loans or advance.

     4. The sole right to assign, sell or convey the Policy, subject to the interest of the Assignee.

D. The Policy owner and the Assignee expressly agree that as long as the Policy has not been surrendered, the following rights are reserved by the Policyowner and excluded from this assignment, and do not pass by virtue hereof:

     1.   The sole right to designate and change the beneficiary.

     2. The sole right to elect any Optional Mode of Settlement permitted by the Policy or permitted by the Insurer.

E.   The Assignee covenants and agrees with the Policyowner:

     1. That amounts which are paid to the Assignee by the Insurer pursuant to the terms of the Policy and this Agreement and which are remaining after payment of the then existing liabilities of the Policyowner under the Split Dollar Agreement shall be paid by the Assignee to the persons entitled thereto under the Policy had this Agreement not been executed.

     2. That the Assignee will not exercise either the right to surrender or withdraw from the Policy or the right to obtain Policy loans from the Insurer unless and until there has been a default in any of the liabilities under the Split
Dollar Agreement, failure to pay a premium when due, or the occurrence of any event under the Split Dollar Agreement which calls for the Assignee to recover amounts to which the Assignee is entitled under the Policy. In any event, the Assignee shall not exercise any of its rights under the Policy until 20 days after the Assignee shall have mailed, by first class mail, to the Policyowner at the address last supplied to the Assignee specifically referring to this assignment, notice of intention to exercise such right.

Upon the full payment of all liabilities under the Split Dollar
Agreement by the Policyowner to the Assignee, the Assignee shall execute an appropriate instrument of release of this assignment.

The Insurer shall be fully protected and discharged from further obligation by paying in reliance upon the terms of the Policy and/or the terms of this assignment. The Insurer shall not be bound by the terms of the Split Dollar Agreement and may rely on any written assurance concerning such Agreement provided to the Insurer by the Policyowner or the Assignee. Any conflicts between this assignment and any other agreement, with respect to the rights of the Assignee under the Policy, shall be solved in accordance with the terms of this assignment.


Date:__________

                                        _________________________
                                        Policyowner

                                        _________________________
                                        Name (typed or printed)

                                        _________________________
                                        Address

                                        _________________________